Calculation of Filing Fee Tables
S-8
Sanofi
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value EUR2.00 per share	Other	350,000	$ 74.49	$ 26,071,500.00	0.0001381	$ 3,600.47
Total Offering Amounts:						$ 26,071,500.00		$ 3,600.47
Total Fee Offsets:								$ 1,961.04
Net Fee Due:								$ 1,639.43
Offering Note
[1]	(1) American Depositary Receipts evidencing American Depositary Shares issuable upon request after expiration of the three-year lock-up period on deposit of the Ordinary Shares, nominal value EUR2.00 per share ("Ordinary Shares"), have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-192032 and Registration No. 333-276123). (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon a 20% discount from the average of the high and low prices of the Registrant's Ordinary Shares on Euronext Paris on February 13, 2026 and converted at the noon buying rate of EUR1=$1.1868 on February 13, 2026. The 20% discount represents the discount on the "Reference Price" offered to Participants pursuant to the Action 2026 Shareholding Plan (the "Plan"). (3) This Registration Statement covers up to 350,000 Ordinary Shares that may be sold to eligible employees under the Plan. The amount being registered also includes an indeterminate number of shares of Ordinary Shares that may be offered as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in each case in accordance with Rule 416, under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1, 2	SANOFI	S-8	333-286161	03/27/2025		$ 1,961.04	Equity	Ordinary Shares, par value EUR2.00 per share	141,550	$ 12,808,859.50
Fee Offset Sources	3	SANOFI	S-8	333-286161		03/27/2025						$ 3,151.34
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated or completed the offering that included the unsold Ordinary Shares offered under this Registration Statements on Form S-8 and has deregistered all such unsold Ordinary Shares by filing a Post-Effective Amendment to such Registration Statement on Form S-8.

Offset Note
[2]	Pursuant to Rule 457(p) under the Securities Act, the Registrant offsets the registration fee required in connection with this Registration Statement by $1,961.04, which represents a portion of the dollar amount of the filing fee previously paid by the Registrant that corresponds to unsold Ordinary Shares registered pursuant to its Registration Statement on Form S-8 (Registration No. 333-286161) filed with the Commission on March 27, 2025 and subsequently deregistered by a Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on February 5, 2026. The Registrant has terminated or completed the offering that included the unsold Ordinary Shares offered under this Registration Statements on Form S-8 and has deregistered all such unsold Ordinary Shares by filing a Post-Effective Amendment to such Registration Statement on Form S-8.

[3]	Pursuant to Rule 457(p) under the Securities Act, the Registrant offsets the registration fee required in connection with this Registration Statement by $1,961.04, which represents a portion of the dollar amount of the filing fee previously paid by the Registrant that corresponds to unsold Ordinary Shares registered pursuant to its Registration Statement on Form S-8 (Registration No. 333-286161) filed with the Commission on March 27, 2025 and subsequently deregistered by a Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on February 5, 2026. The Registrant has terminated or completed the offering that included the unsold Ordinary Shares offered under this Registration Statements on Form S-8 and has deregistered all such unsold Ordinary Shares by filing a Post-Effective Amendment to such Registration Statement on Form S-8.